UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

September 5, 2008
DATE OF REPORT
(DATE OF EARLIEST EVENT REPORTED)

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FRESENIUS KABI PHARMACEUTICALS HOLDING, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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Delaware	333-152690	98-0589183
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NO.)	(IRS EMPLOYER IDENTIFICATION NO.)

Else-Kroener-Strasse 1
61352 Bad Homburg v.d.H.
Germany
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

+49 (6172) 608 0
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

NOT APPLICABLE
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On September 5, 2008, the Board of Directors of Fresenius Kabi Pharmaceuticals Holding, Inc. (the “Company”) appointed Thomas H. Silberg, age 61, to serve as President of the Company at the discretion of the Board of Directors.  Mr. Silberg has served as the Chief Executive Officer and President of APP Pharmaceuticals, Inc. (“APP”) since March 2007 and November 2007, respectively.  Prior to that date, he served as president of Abraxis Pharmaceutical Products, which was one of APP's divisions, from September 2006. He joined APP in May 2006 as its executive vice president, commercial operations & operational excellence. Mr. Silberg is responsible for all of APP's operations. From March 2004 to June 2005, Mr. Silberg served as chief operating officer of Tercica, Inc., where his direct responsibilities included regulatory, clinical development, medical affairs, manufacturing, quality assurance/quality control, sales and marketing, business development, and project management. Prior to his work at Tercica, Mr. Silberg was executive vice president and chief operating officer of Ligand Pharmaceuticals from March 2001 to May 2003, after serving as senior vice president of commercial operations from January 2000. Mr. Silberg began his career in 1972 with Hoffmann-LaRoche, Inc., where, over a 27-year span he held a variety of positions and rose through the management ranks to vice president of business operations. Mr. Silberg earned a B.S. in marketing and advertising from the University of Minnesota.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRESENIUS KABI PHARMACEUTICALS HOLDING, INC.

(REGISTRANT)

By:	/s/ Richard Maroun
Name:	Richard Maroun
Title:	Secretary, Fresenius Kabi Pharmaceuticals Holding, Inc.

Dated: September 11, 2008